UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2020

SeaWorld Entertainment, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35883	27-1220297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6240 Sea Harbor Drive, Orlando, Florida		32821
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 226-5011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SEAS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer and Director

On April 2, 2020, Sergio D. Rivera, Chief Executive Officer of SeaWorld Entertainment, Inc. (“SeaWorld” or the “Company”), informed the Company of his intention to resign from such position with the Company and from any office or directorship at any affiliated entity of SeaWorld and to resign as a member of the Company’s Board of Directors (the “Board”). Mr. Rivera informed the Company that his resignation was due to disagreements over the Board’s involvement in the decision making at the Company.

Mr. Rivera ceased to serve as Chief Executive Officer effective as of April 4, 2020, and his resignation from the Board was effective as of the same date. The Board approved a decrease in the number of directors constituting the full Board from nine to eight, effective upon Mr. Rivera’s resignation. Mr. Rivera is not entitled to, and is not seeking, any severance benefits in connection with his departure.

Appointment of Interim Chief Executive Officer

On April 4, 2020, the Board appointed Marc G. Swanson, the Company’s Chief Financial Officer and Treasurer, to serve as Interim Chief Executive Officer, effective immediately. Mr. Swanson is expected to serve in this role at least through the resumption of operations at the Company’s theme parks, which, as previously announced on March 13, 2020, were temporarily closed in response to the global COVID-19 (coronavirus) pandemic. The Board will review the role once the Company reopens its theme parks.

Mr. Swanson, 48, has served as Chief Financial Officer and Treasurer of the Company since August 2017, except from September 2019 to November 2019, when he served as Interim Chief Executive Officer. Prior to that, Mr. Swanson had served as Chief Accounting Officer since 2012 and served as Interim Chief Financial Officer from June 2015 until September 2015 and as Interim Chief Financial Officer and Treasurer from August 1, 2017 until his permanent appointment later that same month. Previously, he was Vice President Performance Management and Corporate Controller of SeaWorld Parks & Entertainment from 2011 to 2012, the Corporate Controller of Busch Entertainment Corporation from 2008 to 2011 and the Vice President of Finance of Sesame Place from 2004 to 2008. Mr. Swanson is a member of the board of trustees of the Orlando Science Center. Mr. Swanson holds a bachelor’s degree in accounting from Purdue University and a master’s degree in business administration from DePaul University, and is a Certified Public Accountant.

Appointment of Interim Chief Financial Officer and Treasurer

On April 4, 2020, in connection with the appointment of Mr. Swanson as Interim Chief Executive Officer, the Board appointed Elizabeth C. Gulacsy, the Company’s Chief Accounting Officer, to serve as Interim Chief Financial Officer and Treasurer, effective immediately. Ms. Gulacsy is expected to serve in this role at least through the resumption of operations at the Company’s theme parks. The Board will review the role once the Company reopens its theme parks. Ms. Gulacsy will continue to serve as the Company’s Chief Accounting Officer.

Ms. Gulacsy, 46, has served as Chief Accounting Officer of the Company since August 2017, except from September 2019 to November 2019, when she also served as the Interim Chief Financial Officer and Treasurer in addition to her role as Chief Accounting Officer. Prior to that, Ms. Gulacsy served as Corporate Vice President, Financial Reporting since 2016 and Director, Financial Reporting from 2013 to 2016. Prior to joining the Company, from 2011 to 2013, Ms. Gulacsy served as Chief Accounting Officer and Corporate Controller for Cross Country Healthcare, Inc., from 2006 to 2011 she served as their Director of Corporate Accounting and from 2002 to 2006 as their Assistant Controller. From 2006 to 2013, prior to joining the Company, Ms. Gulacsy was an Audit Manager for Ernst & Young LLP. Ms. Gulacsy is a member of the Board of Directors for the SeaWorld & Busch Gardens Conservation Fund and a member of the Audit Committee for IAAPA, the global association for the theme park industry. Ms. Gulacsy holds a bachelor’s degree and master’s degree in accounting from the University of Florida and is a Certified Public Accountant.

Appointment of Chief Operating Officer

On April 4, 2020, the Board appointed Walter Bogumil, the Company’s Chief Strategy Officer, to serve as the Company’s Chief Operating Officer, effective immediately.

Mr. Bogumil, 48, has served as the Company’s Chief Strategy Officer since June 2018. Prior to joining the Company, he served as Affinity Gaming’s Interim Chief Executive Officer from April 2018 to June 2018 and served as Affinity’s Chief Financial Officer and Treasurer from March 2015 to June 2018. Prior to that, he was Vice President, Financial Analysis, at Penn National Gaming from

April 2002 to March 2015.  He has also held previous roles in the theme park and resort industries.  Mr. Bogumil holds a bachelor's degree in finance from the University of Central Florida and a master's degree in business administration from Rollins College.

Neither the selection of Mr. Swanson to serve as Interim Chief Executive Officer, the selection of Ms. Gulacsy to serve as Interim Chief Financial Officer and Treasurer nor the selection of Mr. Bogumil to serve as Chief Operating Officer was pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Swanson, Ms. Gulacsy or Mr. Bogumil and any director or executive officer of the Company, and there are no transactions between Mr. Swanson, Ms. Gulacsy or Mr. Bogumil and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

Temporary Pay Reduction for Executive Officers

The executive officers of the Company agreed to have their annual base salary temporarily reduced by 20%, effective on the start of the next pay period and continuing until the Company’s theme parks substantially resume normal operations, as determined by the Board.  Notwithstanding such temporary reduction, calculations of annual bonus amounts for fiscal year 2020, if any, any severance benefits to which the executive officer may become entitled under the Company’s Key Employee Severance Plan and any other Company benefits and programs, to the extent permitted, will be determined using the executive officer’s base salary prior to any reduction.

A press release announcing the departure of Mr. Rivera, the appointments of Mr. Swanson as Interim Chief Executive Officer, Ms. Gulacsy as Interim Chief Financial Officer and Treasurer and Mr. Bogumil as Chief Operating Officer and the temporary reductions in base salary of the Company’s executive officers is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

99.1	Press release dated April 6, 2020
104	Cover page interactive data filed (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

Date: April 6, 2020	By:	/s/ G. Anthony (Tony) Taylor
	Name:	G. Anthony (Tony) Taylor
	Title:	Chief Legal Officer, General Counsel and Corporate Secretary